EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, no par value, of Maxeon Solar Technologies, Ltd., and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 10, 2024.

/s/ Kenneth Tropin
KENNETH TROPIN

KGT Inc.

By:	/s/ Brian Douglas
	Name:	Brian Douglas
	Title:	Chief Executive Officer

GRAHAM CAPITAL MANAGEMENT, L.P.

By:	/s/ Brian Douglas
	Name:	Brian Douglas
	Title:	Chief Executive Officer

GRAHAM MACRO STRATEGIC LTD.

By:	/s/ Brian Douglas
	Name:	Brian Douglas
	Title:	Chief Executive Officer, Graham Capital Management, L.P., as investment adviser

GRAHAM CREDIT OPPORTUNITIES LTD.

By:	/s/ Brian Douglas
	Name:	Brian Douglas
	Title:	Chief Executive Officer, Graham Capital Management, L.P., as investment adviser